Exhibit 1A-3.A

EX1A-3A AMENDMENTS TO THE BYLAWS EXHIBIT C CERTIFICATE OF AMENDMENT OF THE BYLAWS OF Atlls Motor Vehicles The undersigned, who is the [duly elected and/or acting] Secretary of Atlis Motor Vehicles, a Delaware corporation (the “Company"), does hereby certify, as follows: 1. Section 5.1 of Article V of the Bylaws of the Company was amended, by unanimous written consent of the Board, on December 12, 2017, to read in its entirety, as follows: "Section Certiﬁcate of Shares. Shares of the corporation's stock may be certified or uncertified, as provided under Delaware law, and shall be entered in the books of the corporation and registered as they are issued. Certiﬁcates representing shares of the corporation's stock shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the chief executive ofﬁcer or president or vice president and by the chief ﬁnancial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder Any or all of the signatures on the certiﬁcate may be facsimile. in the event that any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on the certiﬁcate shall have ceased to be that ofﬁcer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue. Within a reasonable time after the issuance or transfer of uncertified shares, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Delaware, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares imposed by the corporation's certiﬁcate of incorporation, these by-laws, any agreement among shareholders or any agreement between shareholders and the corporation." 2. Section 5.1 of Article V of the Bylaws of the Company was amended, by unanimous written consent of the Board, on DECEMBER 12, 2017, to read in its entirety, as follows: "Section 5.2. Lost Certificates. Except as provided in this Section 5.2, no new certificates for shares or uncertiﬁed shares shall be issued to replace an old certiﬁcate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certiﬁcate or certiﬁcate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certiﬁcate of stock, or uncertiﬁed shares In place of a certificate previously issued by it on such terms and conditions as the board may require, including provision for indemniﬁcation of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the 48 certiﬁcate or the issuance of the replacement certiﬁcate or uncertiﬁed shares." 3. The foregoing amendments to the Bylaws of the Corporation have not been modiﬁed, amended rescinded, or revoked and remain in full force and effect on the date hereof The undersigned has executed this as of December 12, 2017 Mark Hanchett Chief Executive Ofﬁcer and Director Name I Title 49 CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION Atlis Motor Vehicles Q a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. DOES HEREBY CERTIFY: FIRST: That at a meeting of the Board of Directors of ALlis Motor Vehicles Q resolutions were duly adopted setting forth a proposed amendment of the Certiﬁcate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows: RESOLVED, that the Certiﬁcate of Incorporation of this corporation be amended by changing the Article thereof numbered “F OURTH:" so that, as amended said Article shall be and read as follows: "The total number of shares of stock which the corporation is authorized to issue is 60,000,000 shares of common stock having a par value of $00001 per share." SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment. THIRD: That said amendment was duly adopted in accordance With the provisions of Section 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, said Atlis Motor Vehicles g has caused this certiﬁcate to be signed by an authorized officer, this 22 day of January , 2020. BY: M -Signature Mark Hanchett _ Name: -please print Authorized Ofﬁcer cirngx ﬁll! ,,,_ ,,m -|Z :5 QC >3 -lrn l'II TRANSACTION DETAILS Reference Nu mber 0238644B—B498—4413—BD84—4B1D2 F58A617 Transaction Type Signature Request Sent At O1/21/2020 14:41 EST Executed At O1/22/2020 20:39 EST Identity Method email Distribution Method email Signed Checksum 'e_\~~_xl(J/*\':I1‘ —D— ,1?“ 2; s 4 t».,m1~ '11‘ 1. 1.1/4 =1 —; 2 FLI Signer Sequencing Disabled Docu ment Passcode Disabled SIGNERS SIGNER Name Atlls Motor Vehicles Inc. Email mark@atlismotor\/ehicies. com Components 4 RightSignature REFERENCE NUMBER 02386445-B498-4413-BD84-4BlD2F58A617 DOCUMENT DETAILS Document Name Atlis Motor Vehicles Inc — Stock Amendments Filename atlis_motor_vehicles_inc_-_stock_amendments. Ddf Pages 1 page Content Type application/pdf File Size 70.6 KB Original Checksum ;_::.'Pi~1il1 2 1, 4 >\l .012 .- 1 1‘! ‘lI illnlw Lu E—SIGNATU RE EVENTS Status Viewed At signed O1/22/2020 20:39 EST Multi-factor Digital Fingerprint Checksum Identity Authenticated At .i.-i,i.~11...=.-1. i.:.».i<i- 1':_i<l $b4rv' 2 U U1/Z1/Z020 Z0139 E5T Signed At '9 A"d'°“ 01/22/2020 20:39 EST 98.165.208.75 Device Chrome via Windows Drawn Signature .._ _C,;~J¥> Signature Reference ID 14Z183E1 Signature Biometric Count 33 AUDITS 'I1MESTAMP AUDIT 01/22/2020 20:39 EST Atlis Motor Vehicles Inc. (mark@at|ismotorvehic|es.com) signed the document on Chrome via Windows from 98.165.208.75. 01/22/2020 20:39 EST Atlis Motor Vehicles Inc. (mark@at|ismotorvehicles.corn) authenticated via email on Chrome via Windows from 98.165.208.75. 01/22/2020 20:39 EST Atlis Motor Vehicles Inc. (mark@atlismotonlehicles.com) viewed the document on Chrome via Windows from 98.165.208.75. 01/21/2020 19:59 EST Atlis Motor Vehicles Inc. (mark@atlismoton/ehicles com) viewed the document on Mobile Safari via i05 from 174.238.2O.4 01/21/2020 18:13 EST Atlis Motor Vehicles Inc. (mark@atlismotorvehicles.com) viewed the document on Mobile Safari via i0S from 174.238.5138. 01/21/2020 14:41 EST Atlis Motor Vehicles Inc. (mark@atlismotor\/ehicles com) was emailed a link to sign. 01/21/2020 14:41 EST Harvard Filings Team (filings@delawareinc.com) created document 'atiis_mot0r_vehicles_inc_-_stock_amendments.pdf‘ on Internet Explorer via Windows from 74.94.220.93. AMENDED AND RESTATED B Y L A W S OF ATLIS MOTOR VEHICLES, INC (a Delaware corporation) 1 TABLE OF CONTENTS ARTICLE 1 Offices 1.1 1.2 Registered Ofﬁce Other Ofﬁces ARTICLE 2 Meeting of Stockholders 2.1 2.2 2.3 2.4 2.5 2.6 2.7 2.8 2.9 2.10 2.11 2.12 2113 2.14 ARTICLE 3 Direct 311 3.2 3.3 3.4 3.5 3.6 3.7 3.8 3.9 3.10 3.11 3.12 3.13 3114 ARTICLE 4 Ofﬁce 4.1 4.2 4.3 4.4 4.5 Place of Meeting Annual Meeting Special Meetings Notice of Meetings List of Stockholders Organization and Conduct of Business Quorum Adjournments Voting Rights Majority Vote Record Date for Stockholder Notice and Voting Proxies Inspectors of Election No Action Without a Meeting OIS Number, Election, Tenure and Qualiﬁcations Director Nominations Enlargement and Vacancies Resignation and Removal Powers Chainnan of the Board Place of Meetings Regular Meetings Special Meetings Quorum, Action at Meeting, Adjournments Action Without Meeting Telephone Meetings Committees Fees and Compensation of Directors TS Ofﬁcers Designated Election Tenure The Executive Chainnan of the Board The Chief Executive Ofﬁcer 2 KL%§ 4.6 4.7 4.8 4.9 4.10 4.11 4.12 4.13 The President The Secretary The Treasurer and Bond ARTICLE 5 Notices 5.1 Delivery 5.2 Waiver ofNotice TABLE OF CONTENTS (continued) The Vice President The Assistant Secretary The Chief Financial Officer Assistant Treasurers Delegation of Authority ARTICLE 6 Indemniﬁcation and Insurance 6.1 6.2 6.3 6.4 6.5 6.6 6.7 6.8 Advance Payment Insurance Reliance Severability ARTICLE 7 7.1 7.2 7.3 7.4 7.5 Capital Stock Transfer of Stock ARTICLE 8 8.1 8.2 8.3 8.4 8.5 General Provisions Dividends Checks Corporate Seal Representation of Indemniﬁcation of Ofﬁcers and Directors Indemniﬁcation of Others Right of Indemnitee to Bring Suit Non-Exclusivity and Survival of Rights; Amendments Certiﬁcates for Shares Signatures on Certiﬁcates Registered Stockholders Lost, Stolen or Destroyed Certiﬁcates Execution of Corporate Contracts and Instruments Shares of Other Corporations ARTICLE 9 Forum for Adjudication of Disputes ARTICLE 10 Amendments AMENDED AND RESTATED 3 B Y L A W S OF ATLIS MOTOR VEHICLES, INC (a Delaware corporation) ARTICLE 1 Offices 1.1 Registered Ofﬁce. The registered ofﬁce of Atlis Motor Vehicles, Inc (the “Company") shall be set forth in the certiﬁcate of incorporation of the corporation — Harvard Business Services, 16192 Coastal Highway, Lewes, Delaware. 1.2 Comoratc Headguarters. The Company’s corporate headquarters and principal executive ofﬁces shall be located at 1828 N. Higley Rd. #116 Mesa, AZ 85205. 1.3 Other Ofﬁces. The corporation may also have ofﬁces at such other places, either within or without the State of Delaware, as the board of directors of the corporation (the “Board of Directors”) may from time to time designate, or the business of the corporation may require. ARTICLE 2 Meeting of Stockholders 2.1 Place of Meeting. Meetings of stockholders may be held virtually or at such place, either within or without the State of Delaware, as may be designated by or in the manner provided in these bylaws, or, if not so designated, at the principal executive ofﬁces ofthe corporation. The Board of Directors may, in its sole discretion, (a) determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means ot remote communication, or (b) permit participation by stockholders at such meeting, by means of remote communication as authorized by Section 21 1(a) (2) of the Delaware General Corporation Law (the “DGCL”). 2.2 Annual Meeting. (a) Annual meetings of stockholders shall be held each year at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each such annual meeting, the stockholders shall elect by a plurality vote the number of directors equal to the number of directors of the class whose term expires at such meeting (or, if fewer, the number of directors properly nominated and qualiﬁed for election) to hold ofﬁce until the third succeeding annual meeting of stockholders after their election. The stockholders shall also transact such other business as may properly be brought before the meeting. Except as otherwise restricted by the certiﬁcate of incorporation of the corporation or applicable law, the Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders. (b) To be properly brought before the annual meeting, business must be (a) speciﬁed in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of record. A motion related to business proposed to be brought before any stockholders’ meeting may be made by any stockholder entitled to vote if the business proposed is otherwise proper to be brought before the meeting. However, any such stockholder may propose business to be brought before a meeting only if such stockholder has given timely notice to the Secretary of the corporation in proper written form of the stockholder’s intent to propose such business. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by ﬁrst class United States mail, postage or delivery charges prepaid, and received at the 4 principal executive ofﬁces of the corporation addressed to the attention of the Secretary of the corporation not more than one hundred twenty (120) days nor less than ninety (90) days in advance of the anniversary of the date of the corporation’s proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is ﬁrst made, For the purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly ﬁled by the corporation with the Securities and Exchange Commission. In no event shall the public announcement of an adjoumment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving ofa stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing such business and the beneﬁcial owner, if any, on whose behalf the proposal is made; (m) the class, series and number of shares of the corporation that are owned beneﬁcially and of record by the stockholder and such beneﬁcial owner; (iv) any material interest ofthe stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to Section l4 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “I934 Act”) in such stockholder’s capacity as a proponent of a stockholder proposal. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. The Chairman of the Board (or such other person presiding at the meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. 2.3 Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the certiﬁcate of incorporation, by (a) the Secretary only at the request of the Chairman of the Board, (b) the Executive Chainnan of the Board, (c) by a resolution duly adopted by the affirmative vote of a majority of the Board of Directors or (d) by afﬁrmative vote of the stockholders owning not less than twenty-five percent (25%) of the issued and outstanding stock of the corporation; provided that the Board of Directors approves such stockholder request for a special meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to the matters relating to the purpose or purposes stated in the notice of meeting. Except as otherwise restricted by the certiﬁcate of incorporation or applicable law, the Board of Directors may postpone, reschedule or cancel any special meeting of stockholders. 2.4 Notice ofMeetings. Except as otherwise provided by law, the certiﬁcate ofincorporation or these bylaws, written notice of each meeting of stockholders, annual or special, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which such special meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (l0) nor more than sixty (60) days before the date of the meeting. 2.5 List of Stockholders. The ofﬁcer in charge of the stock ledger of the corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to 5 the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting. 2.6 Organization and Conduct of Business. The Chairman of the Board or, in his or her absence, the Executive Chairman of the Board of the corporation or, in their absence, such person as the Board of Directors may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order. 2.7 Quorum. Except where otherwise provided by law or the ceniﬁcate of incorporation of the corporation or these bylaws, the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. 2.8 Adjournments. If a quorum is not present or represented at any meeting of stockholders, a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or by any officer entitled to preside at such meeting, shall be entitled to adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When a meeting is adjoumed to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjoumed meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or ifa new record date is ﬁxed for the adjourned meeting, written notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting. 2.9 Voting Rights. Unless otherwise provided in the DGCL, certiﬁcate of incorporation of the corporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder. No holder of shares of the corporation’s common stock shall have the right to cumulative votes. 2.10 Majority Vote. When a quorum is present at any meeting, the vote of the holders ofa majority of the voting power of the capital stock and entitled to vote present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of an applicable statute or of the certiﬁcate of incorporation of the corporation or of these bylaws, a different vote is required in which case such express provision shall govem and control the decision of such question. Anything in these Bylaws to the contrary notwithstanding, in the event of a tie vote of Directors in respect of any matter requiring the approval or authorization of a majority of Directors, the Chairman of the Board shall have a tie-breaking vote such that if he or she exercises such vote the matter will be approved or authorized, as applicable, by the Board of Directors in accordance with these Bylaws and the provisions of Delaware law. 2.11 Record Date for Stockholder Notice and Voting. For purposes of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any other action to which the record date relates. A 6 determination of stockholders of record entitled to notice ofor to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may ﬁx a new record date for the adjourned meeting. If the Board of Directors does not so ﬁx a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such PUTPOSQ 2.12 Proxies, Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. All proxies must be ﬁled with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Subject to the limitation set forth in the last clause ofthe ﬁrst sentence ofthis Section 2.12, a duly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (b) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted. 2.13 Inspectors of Election. The Company shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The coiporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or altemate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. 2.14 No Action Without a Meeting. No action shall be taken by the stockholders except at an amiual or special meeting of stockholders called and noticed in the manner required by these bylaws. The stockholders may not in any circumstance take action by Written consent. ARTICLE 3 Directors 3.1 Number. Election. Tenure and Qualiﬁcations. The number of directors that shall constitute the entire Board of Directors shall be ﬁxed from time to time by resolution adopted by a majority of the directors of the corporation then in ofﬁce. No decrease in the number of authorized directors shall have the effect of removing any director before that director’s term of ofﬁce expires. As of the date of these Amended Bylaws, the Board of Directors shall be comprised of six (6) individuals, The Board of Directors shall be divided into three (3) classes of two (2) directors, each class to serve for a term of three (3) years. Class I shall be comprised of directors who shall serve until the first annual meeting of stockholders following the effective date of these bylaws. Class II shall be comprised ofdirectors who shall serve until the second annual meeting of stockholders following the effective date of these bylaws. Class III shall be comprised of directors who shall serve until the third annual meeting ofstockholders following the effective date of these bylaws. The Board of Directors is authorized, upon the initial effectiveness of the classiﬁcation of the Board of Directors, to assign members ofthe Board of Directors already in ofﬁce among the various classes. For any currently unﬁlled seats on the Board of Directors, the existing members of the Board of Directors shall appoint temporary Directors to ﬁll board seats, in any class, until the next annual meeting of stockholders. Notwithstanding the immediately preceding paragraph, commencing with the 2030 annual meeting of stockholders, the classiﬁcation of the Board of Directors shall cease, and all directors shall be elected for terms expiring at the next succeeding annual meeting of stockholders. 7 3.2 Director Nominations. At each annual meeting of the stockholders, directors shall be elected for that class of directors whose terms are then expiring, except as otherwise provided in Section 3.3, and each director so elected shall hold ofﬁce until such director’s successor is duly elected and qualiﬁed or until such director’s earlier resignation, removal, death or incapacity. Subject to the rights ofholders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election to the Board of Directors must be (a) made by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) made by any stockholder of record of the corporation entitled to vote for the election of directors at the applicable meeting who complies with the notice procedures set forth in this Section 3.2, Directors need not be stockholders. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered by a nationally recognized courier service or mailed by ﬁrst class United States mail, postage or delivery charges prepaid, and received at the principal executive ofﬁces of the corporation addressed to the attention of the Secretary of the corporation (i) in the case of an annual meeting of stockholders, not more than one hundred twenty (120) days nor less than ninety (90) days in advance of the anniversary of the date of the corporation‘s proxy statement provided in connection with the previous year‘s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date more than thirty (30) days before or aﬁcr the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which public announcement of the date of such meeting is ﬁrst made, and (ii) in the case ofa special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made. Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (m) the class, series and number of shares of capital stock of the corporation that are owned beneﬁcially by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section l4 of the 1934 Act and the rules and regulations promulgated thereunder and (v) the nominee’s written consent to serve, ifelected, and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class, series and number of shares of capital stock of the corporation that are owned beneﬁcially by the stockholder, and (m) a description of all arrangements or understandings between such stockholder and each person the stockholder proposes for election or re-election as a director pursuant to which such proposed nomination is being made. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. In connection with any annual meeting of the stockholders (or, if and as applicable, any special meeting of the stockholders), the Chairman of the Board